UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2007
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	000-30269 (Commission File Number)	91-1761992 (I.R.S. Employer Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 1, 2008, Hans H. Olsen, President and Chief Executive Officer (“CEO”), will be on a medical leave of absence from Pixelworks, Inc. (the “Company”). The Company expects Mr. Olsen to return no later than April 1, 2008. In Mr. Olsen’s absence, Bruce A. Walicek, the Company’s Lead Director, will serve as interim CEO. In this capacity, Mr. Walicek will relinquish the Lead Director role; however he will remain a member of the Board of Directors.
Mr. Walicek has agreed to serve on a contract basis for up to a three month term of office for $100,000, starting January 1, 2008. Additionally, on or about January 2, 2008, he will be granted an option to purchase 95,000 shares of the Company’s common stock. Of those shares, 50,000 will vest in three monthly increments on a straight-line basis, and the balance will vest on April 1, 2008 based on the determination of the Company’s Compensation Committee that certain operational performance criteria have been met. Mr. Walicek’s compensation will be paid, and he will continue to vest in this option grant, even if Mr. Olsen returns prior to April 1, 2008. Mr. Walicek will not receive cash compensation described in the proxy statement filed by the Company on April 20, 2007 that he would otherwise receive for services on the Board of Directors in the first quarter of 2008; however he will continue to vest in stock option grants that he has already received for service as a member of the Board of Directors.
Mr. Walicek has served on the Board of Directors of Pixelworks since May 2005. Beginning in January 2007, Mr. Walicek joined Sevin Rosen Funds as Executive in Residence. Additionally, since 2003, Mr. Walicek has been employed by Worldview Technology Partners, a leading venture capital firm focused on building leading U.S. technology companies. From 1996 to 2003, Mr. Walicek was employed by Deutsche Bank Alex Brown. As part of their Global Investment Banking Group, he led their Semiconductor Investment Banking effort and was involved in raising over $3 billion for companies ranging from venture backed startups to large multinational firms. Prior to Mr. Walicek’s investment banking experience, he was a Senior Equity Research Analyst covering the Semiconductor and EDA industries. Before entering the financial services industry in the mid 1990s, Mr. Walicek held a number of management positions over a 16 year career in the semiconductor industry at firms such as Texas Instruments, VLSI Technology and Cirrus Logic. Mr. Walicek holds a B.S. in Mathematics with highest honors from Texas State University and an M.B.A. in finance from Santa Clara University. From 2003 through 2005, Mr. Walicek served as a Corporate Business Development consultant to Pixelworks.

Item 9.01.	Financial Statement and Exhibits.
(c)     Exhibits.

99.1	Press release issued by Pixelworks, Inc. dated December 20, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By:	/s/ Steven L. Moore
Date: December 21, 2007		Steven L. Moore
Vice President, Finance, Chief Financial Officer and Treasurer